Exhibit 21

HF FOODS GROUP INC.

Subsidiaries

	Entity Name	State of Incorporation	Other Names Under which Company does Business
1.	HF Group Holding Corp.	North Carolina
2.	Han Feng, Inc.	North Carolina
3.	Truse Trucking, Inc.	North Carolina
4.	Morning First Delivery, Inc.	North Carolina
5.	R&N Holdings, LLC	North Carolina
	R&N Lexington, LLC	North Carolina
6.	R&N Charlotte, LLC	North Carolina
7.	Kirnsway Manufacturing Inc.	North Carolina
8.	Chinesetg, Inc.	North Carolina
9.	New Southern Food Distributors, Inc.	Florida
10.	B&B Trucking Services, Inc.	Florida
11.	Kirnland Food Distribution, Inc.	Georgia
12.	HG Realty LLC	Georgia
13.	B&R Global Holdings, Inc.	Delaware
14.	B & L Trading, LLC	Washington
15.	Capital Trading, LLC	Utah	Great Wall Seafood Trading, LLC; Big Sea Trading, LLC
16.	Great Wall Seafood LA, LLC	California
17.	Mountain Food, LLC	Colorado
18.	Ocean West Food Services, LLC	California	West Coast Trading
19.	R & C Trading L.L.C.	Arizona	Great Wall Seafood AZ; Royal Food Wholesale;
20.	Rongcheng Trading, LLC	California	Always Best; BaoLee Trading; West Coast Food Wholesale; Big Sea Trading; Long Chang International Trading
21.	Win Woo Trading, LLC	California	T&G Group; Harvest Food Trading; New Berry Trading

22.	Min Food Inc.	California	Young’s Food Wholesale; Grand Food; B&L Trading
23.	Monterey Food Service, LLC	California
24.	Irwindale Poultry, LLC	California
25.	Best Choice Trucking, LLC	California
26.	KYL Group, Inc.	Nevada
27.	American Fortune Foods Inc.	California
28.	Happy FM Group, Inc.	California
29.	GM Food Supplies, Inc.	California
30.	Lin’s Distribution, Inc., Inc.	Utah
31.	Lin’s Farms, LLC	Utah
32.	New Berry Trading, LLC	California
33.	Hayward Trucking, Inc.	California
34.	Fuso Trucking Corp.	California
35.	Yi Z Service LLC)	California
36.	Golden Well Inc.	California
37.	Kami Trading Inc.	California
38.	Royal Trucking Services, Inc.	Washington
39.	Royal Service Inc.	Oregon
40.	MF Food Services Inc.	California
41.	B & R REALTY, LLC	California
42.	Lucky Realty, LLC	California
43.	GENSTAR REALTY, LLC	California
44.	MURRAY PROPERTIES, LLC	Utah
45.	FORTUNE LIBERTY, LLC	Utah
46.	HARDIN ST PROPERTIES, LLC	Montana
47.	LENFA FOOD, LLC	Colorado
48.	A & KIE, LLC	Arizona
49.	BIG SEA REALTY, LLC	Washington